UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2026
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Canada	001-36421	98-1231763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#140, 14315 - 118 Avenue
Edmonton, Alberta
T5L 4S6
(250) 744-2487
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Officers
Effective March 23, 2026, the Board of Directors of Aurinia Pharmaceuticals Inc. (“Aurinia”) appointed Kevin Tang as Aurinia’s Chief Executive Officer and as Aurinia’s principal executive officer. Mr. Tang, age 59, has served as Chair of Aurinia’s Board of Directors since 2024. He is President of Tang Capital Management, LLC, a life sciences-focused investment company he founded in 2002. From 2014 through its acquisition by Innoviva, Inc. in 2022, Mr. Tang served as Chairman of La Jolla Pharmaceutical Company. In 2013, he founded Odonate Therapeutics, Inc. and served as its Chairman and Chief Executive Officer through 2022. Mr. Tang co-founded Heron Therapeutics, Inc. in 2009 and served as Director from 2009 to 2012 and Chairman from 2012 to 2020. From 2009 through its acquisition by Endo, Inc. (now Keenova Therapeutics plc) in 2010, he served as Director of Penwest Pharmaceuticals Co. In 2006, Mr. Tang co-founded Ardea Biosciences, Inc. and served as a Director through its acquisition by AstraZeneca PLC in 2012. From 2001 to 2008, he served as a Director of Trimeris, Inc. From 1993 to 2001, Mr. Tang was a research analyst at Deutsche Banc Alex Brown, Inc., an investment banking firm, and most recently was a Managing Director and head of the firm’s Life Sciences research group. Mr. Tang received a B.S. degree from Duke University. Mr. Tang has elected to not receive any salary, bonuses, equity awards or other compensation from Aurinia.
Effective March 23, 2026, Aurinia’s Board of Directors appointed Ryan Cole as Aurinia’s Chief Operating Officer. Mr. Cole, age 39, has served in various positions at Tang Capital Management, LLC since 2014, most recently serving as Chief Operating Officer. From 2014 to 2021, Mr. Cole served in various positions at Odonate Therapeutics, Inc., most recently serving as Senior Vice President of Operations. From 2012 to 2014, he served as Senior Financial Analyst, Mergers and Acquisitions at Life Technologies Corporation (now Thermo Fisher Scientific Inc.). From 2009 to 2012, Mr. Cole served in various positions at Ernst & Young LLP, most recently serving as Senior, Assurance and Advisory Services. Mr. Cole received a B.S. degree from Santa Clara University and is a Certified Public Accountant (inactive) in the State of California. Mr. Cole’s annual base salary will be $300,000, his target bonus will be 50% of his base salary, and he will be granted a new hire option to purchase 150,000 common shares of Aurinia.
Effective March 23, 2026, Aurinia’s Board of Directors appointed Michael Hearne as Aurinia’s Chief Financial Officer and as Aurinia’s principal financial officer and principal accounting officer. Mr. Hearne, age 63, has served as Chief Financial Officer of Tang Capital Management, LLC since 2015. From 2020 through its acquisition by Innoviva, Inc. in 2022, Mr. Hearne served as Chief Financial Officer of La Jolla Pharmaceutical Company. From 2015 to 2022, he served in various positions at Odonate Therapeutics, Inc., most recently serving as Chief Financial Officer. From 2014 to 2015, Mr. Hearne served as a partner at Weaver and Tidwell, LLP. From 2000 to 2008, he served as a partner at Rothstein Kass & Company. In 1987, Mr. Hearne started his career in public accounting at Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP). Mr. Hearne received a B.S. degree and a MAcc degree from Brigham Young University and is a Certified Public Accountant (inactive) in the State of California. Mr. Hearne’s annual base salary will be $300,000, his target bonus will be 50% of his base salary, and he will be granted a new hire option to purchase 150,000 common shares of Aurinia.
There is no arrangement or understanding between any of Messrs. Tang, Cole or Hearne and any other person pursuant to which they were appointed to their respective positions with Aurinia. None of Messrs. Tang, Cole or Hearne have any family relationship with any director or other executive officer of Aurinia, or any person nominated or chosen by Aurinia to become a director or executive officer, and none of them are a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.
Departure of Officers
Effective March 20, 2026, Peter Greenleaf, President, Chief Executive Officer and Director, Matthew Donley, Chief Operating Officer, Gregory Keenan, M.D., Chief Medical Officer, and Joseph Miller, Chief Financial Officer ceased to serve as officers of Aurinia, and Mr. Greenleaf resigned from the Board of Directors of Aurinia effective March 21, 2026. Mr. Greenleaf will continue as a consultant for three months to facilitate the management transition and will receive compensation for these services at an hourly rate of $600.
A copy of a press release announcing the management transition is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Appointment of Lead Independent Director
The Board of Directors approved the creation of the position of Lead Independent Director and elected Craig Johnson, a current independent member of the Board, to serve as Lead Independent Director, effective March 21, 2026. The Lead Independent Director, among other things, will coordinate the activities of the independent directors, serve as liaison between the Chair of the Board of Directors, senior management of Aurinia and the independent directors, and preside at the executive sessions of the independent directors of Aurinia.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 23, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 23, 2026

AURINIA PHARMACEUTICALS INC.

By:	/s/
Michael Hearne
Chief Financial Officer